Exhibit 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Percentage of Ownership
Glory Reach International Limited	Hong Kong	100%
Qingdao Hungguan Shoes Company	PRC	100%